UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant ☒

Filed by Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK INVESTMENT TRUST

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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	☐	Fee paid previously with preliminary materials.
	☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Your vote is critical!

Dear Valued John Hancock Infrastructure Fund Shareholder:

As a valued member of the John Hancock Investment Management family, we need your vote for the Special Meeting of Shareholders scheduled for December 18th. The purpose of the meeting is for shareholders to vote on an important proposal regarding changing the Fund’s fundamental policy regarding concentration. Your vote is critical to helping us reach quorum.

The Board of Trustees of John Hancock Infrastructure Fund recommends a vote
“FOR” the proposal.

Your vote is extremely important! To avoid further communications, we urge you to take the time to vote your shares today using one of the below voting options:

•	Call a proxy voting specialist today at 1-833-945-2688.
Representatives are available weekdays from 9 a.m. to 10 p.m. ET.
You can also call the toll-free touchtone phone number located on your proxy card, enter the control number and follow the prompts.
•	Vote by Internet at www.proxyvote.com and enter the control number on your proxy card and follow the prompts.
•	Vote by mail by completing, signing and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package.

We appreciate you taking immediate action to vote your shares today!

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